SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

COMMON STOCK-TEJAS GAS CORP DEL

          GABELLI FOUNDATION
                                 1/12/98           10,893-           61.5000
          GABELLI MULTIMEDIA PARTNERS,L.P.
                                 1/12/98            5,000-           61.5000
                                 1/05/98            5,000            61.3125
          GIL II, LTD.
                                 1/12/98            5,000-           61.5000
          GABELLI INTERNATIONAL LTD
                                 1/12/98           22,500-           61.5000
                                 1/05/98           20,000            61.3125
                                 1/12/98            2,000-           61.5000
          GABELLI FUNDS, INC.
               THE GABELLI VALUE FUND,INC.
                                 1/12/98          200,000-           61.5000
               THE GABELLI SMALL CAP GROWTH FUND
                                 1/12/98           60,000-           61.5000
               THE GABELLI EQUITY TRUST,INC.
                                 1/12/98          150,000-           61.5000
               THE GABELLI EQUITY INCOME FUND
                                 1/12/98           50,000-           61.5000
               THE GABELLI CONVERTIBLE SECURITIES FUND
                                 1/12/98          166,182-           61.5000
               THE GABELLI ASSET FUND
                                 1/12/98          212,000-           61.5000
               THE GABELLI CAPITAL ASSET FUND
                                 1/12/98           35,000-           61.5000
               THE GABELLI ABC FUND
                                 1/12/98           70,532-           61.5000
                                 1/06/98           10,000            61.3625
          GAMCO INVESTORS, INC.
                                 1/12/98          202,000-           61.5000
          GAMCO INVESTORS, INC.
                                 1/12/98          977,257-           61.5000
                                 1/06/98            1,300            61.2500
                                12/31/97              150            61.3750
                                12/24/97           18,000            61.2500
                                12/23/97           32,000            61.2500
          GABELLI ASSOCIATES LTD
                                 1/12/98           25,000-           61.5000
                                12/23/97            5,000            61.2500


                                       34

SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

COMMON STOCK-TEJAS GAS CORP DEL

         GABELLI ASSOCIATES FUND
                                1/12/98          165,200-           61.5000
                                1/05/98           11,500            61.3125
                               12/23/97           50,000            61.2500
         GABELLI PROFIT SHARING PLAN
                                1/12/98           15,000-           61.5000
                               12/23/97            5,000            61.2500

























          (1) THE TRANSACTIONS OCCURRING ON 1/12/98 WERE IN CONNECTION WITH THE MERGER DESCRIBED IN ITEM 5 (A) OF THIS
              AMENDMENT TO SCHEDULE 13D. ALL OTHER TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.


          (2) PRICE EXCLUDES COMMISSION.



                                       35